Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE DISTRIBUTION

CARLSON WAGONLIT TRAVEL TO ACQUIRE NAVIGANT INTERNATIONAL

FOR US$16.50 PER SHARE IN ALL CASH TRANSACTION VALUED AT US$510 MILLION

Strategic combination doubles CWT’s size in North America

In a related transaction, Carlson Companies and One Equity Partners to acquire Accor’s 50-percent interest in CWT for US$465 million,

raising Carlson Companies’ stake in CWT to 55 percent

PARIS AND DENVER, COLO., APRIL 27, 2006 – Two global leaders in business travel management, Carlson Wagonlit Travel (CWT), and Navigant International, Inc. (Nasdaq: FLYR), doing business as TQ3Navigant (Navigant), announced today that they have signed a definitive agreement whereby CWT will acquire all outstanding shares of Navigant for $16.50 per share. The aggregate transaction value, including the assumption of debt, is approximately $510 million. The acquisition price represents a premium of 25 percent over the closing price of $13.20 per Navigant share on April 26, 2006, and a 38 percent premium over Navigant’s average share price for the 60 days leading up to the announcement.

The transaction has been approved by the boards of both companies and is expected to close in the second half of 2006.

This strategic acquisition doubles CWT’s size in North America, strengthening its presence in key regional markets. It also expands CWT’s presence in Asia Pacific, through Navigant’s operations in Australia and New Zealand. Altogether, CWT will be the number one travel management company outside of North America and a strong number two in North America, in what remains a fragmented market. As a result of the transaction, CWT will generate annual gross volume in excess of $26 billion1 and net revenues of more than $1.6 billion, based on 2005 results. The combined company will operate in more than 150 countries and have approximately 22,000 employees.

This announcement coincides with a related transaction, also announced today, under which Minneapolis-based Carlson Companies and One Equity Partners (OEP), a private equity affiliate of JPMorgan Chase & Co., agreed to acquire the 50-percent interest in CWT held by Paris-based Accor for $465 million. Upon completion of this transaction, Carlson will increase its stake in CWT to 55 percent, while OEP will own 45 percent. This transaction is expected to close within 90 days.

Hubert Joly, president and chief executive officer of CWT, said, “Navigant is an important acquisition for CWT that greatly strengthens our competitive position in North America and in

[1]	For CWT this figure includes volume from wholly owned operations, joint ventures, partners, franchisees and referrals. For Navigant, this figure is based on airline tickets sold.

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Asia Pacific. It builds upon our momentum and expands CWT’s leadership in the business travel market, where our globally integrated, professional services model is delivering great value to our clients.”

Mr. Joly added, “We are pleased that One Equity Partners is investing in CWT and that Carlson Companies is continuing its support. We appreciate their strong confidence in the future of the business travel sector and CWT, in particular. We look forward to benefiting from both their financial and strategic support as we continue to grow.”

Ed Adams, Navigant’s chairman and chief executive officer, said, “This is an excellent transaction for our shareholders, customers and employees. The business travel sector is experiencing a period of consolidation and aligning with the leaders of the future is the right decision for all of our stakeholders. I am confident that by combining forces with CWT, whose management I know and respect, our investors, our clients and our employees will be well served.”

CWT will embark upon the integration of Navigant after seven successful acquisitions in the past two years. Mr. Joly said, “The combined leadership team will focus on ensuring that current clients of both companies continue to receive superior service, while a separate, dedicated team will lead the integration to guarantee a smooth transition for all clients and employees.”

Mr. Joly will continue to serve as president and chief executive officer of CWT. Mr. Adams has agreed to support Mr. Joly as the companies complete this transition. Once the transition has been completed, Mr. Adams will pursue other opportunities after 27 successful years in the travel industry. Bob Griffith, Navigant’s chief financial officer and chief operating officer, will take on a new role as executive vice president within the combined company, reporting to Jack O’Neill, who will continue as chief operating officer of CWT North America. Other key members of the CWT and Navigant management teams are expected to continue as senior executives within the combined organization.

“We look forward to working with Navigant’s strong team and clients to ensure that the integration of the two companies is smooth and mutually beneficial,” Mr. Joly said.

CWT has obtained commitments from JPMorgan, Lehman Brothers and Morgan Stanley, which, together with its cash and cash equivalents on hand, are sufficient to satisfy in full the cash consideration payable to Navigant shareholders under the terms of the agreement.

The transaction is subject to a number of closing conditions, including approval by Navigant’s shareholders, regulatory approvals, financing, the closing of the Accor/Carlson Companies/One Equity Partners transaction, and other customary conditions.

Advisors

JPMorgan is acting as financial advisor to Carlson Wagonlit Travel and Wachtell, Lipton, Rosen & Katz is serving as its legal counsel. The Blackstone Group L.P. is acting as financial advisor to Navigant and Shearman & Sterling LLP is serving as its legal counsel.

About Carlson Wagonlit Travel

Carlson Wagonlit Travel is a world leader in business travel management, partnering with large corporations, small and medium-sized companies, and government institutions. CWT designs and implements superior travel management programs for clients based upon its recognized consulting expertise, strong purchasing power, technological strength, and consistent delivery of high-quality service. CWT has operations in more than 150 countries and services 60 of the world’s 100 largest companies. Annual sales of US$22 billion are generated under the Carlson Wagonlit Travel brand. For more information, please visit www.carlsonwagonlit.com.

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About Navigant International, Inc.

Denver-based Navigant International, Inc., (Nasdaq: FLYR), doing business as TQ3Navigant, is a global provider of travel management solutions that add significant value by reducing costs, increasing management and control, and improving travel efficiency. TQ3Navigant delivers integrated travel management solutions blending technology with personalized service and expertise. The company currently employs approximately 5,200 Associates and has operations in approximately 1,000 locations in 22 countries and U.S. territories. For more information, please visit www.navigant.com.

About Carlson Companies

Carlson Companies is a global leader in the hotel, restaurant, business and leisure travel, cruise and marketing industries.

Among the names in the Carlson family of brands and services are: Carlson Wagonlit Travel, Regent International Hotels®, Radisson Hotels & Resorts®, Park Plaza Hotels & Resorts, Country Inns & Suites By Carlson, Park Inn® hotels, Regent Seven Seas Cruises®, T.G.I. Friday’s® and Pick Up Stix® restaurants, Cruise Holidays, All Aboard Travel, Cruise Specialists, Fly4less.com, CruiseDeals.com, Results Travel, Carlson Destination Marketing Services, Carlson Leisure Travel Services, SeaMaster Cruises®, SinglesCruise.com®, CW Government Travel, Carlson Marketing®, Peppers & Rogers Group®, and Gold Points Reward Network.

With headquarters in Minneapolis, Minnesota, Carlson’s global brands and services employ about 190,000 people in more than 150 countries, while Carlson-owned and -operated businesses employ about 50,000 people around the globe. Please visit www.carlson.com

About One Equity Partners

One Equity Partners (OEP) manages $5 billion of investments and commitments for JPMorgan Chase & Co. in direct private equity transactions. Partnering with management, OEP invests in transactions that initiate strategic and operational changes in businesses to create long-term value. OEP’s investment professionals are located across North America and Europe, with offices in New York, Chicago and Frankfurt.

Additional Information about this Transaction

In connection with the proposed merger, Navigant will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to Navigant, Attention: Corporate Secretary, 84 Inverness Circle East, Englewood, Colorado 80112-5314, Telephone: (303) 706-0800.

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SEC on March 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

Cautionary Statement on Forward-Looking Statements

This press release contains statements, including, among others, statements about the acquisition of Navigant by Carlson Wagonlit Travel, the timing and certainty of the transaction, the operations and financial results of the combined company after the closing of the transaction, the process of integrating the companies and the make-up of the combined company’s management team, other transactions announced by Carlson Wagonlit Travel, Carlson Wagonlit Travel’s future ownership structure and the intentions of its shareholders, growth strategies and opportunities of the combined company, general industry or business trends or events and any other statements contained in this press release that are not purely historical fact, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 in the United States. These statements are based on currently available information and are based on current expectations and projections about future events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the satisfaction of the conditions to the closing of the transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the failure of Navigant’s stockholders to approve the transaction, the failure of Carlson Wagonlit Travel to complete the financings required to consummate the transaction, the risk that the

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businesses will not be integrated successfully, the risk that the cost saving s and other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with existing customers, employees or suppliers, Navigant’s significant indebtedness and restrictions in Navigant’s credit facility on Navigant’s ability to finance future operations or capital needs, and disruptions in the travel industry such as those caused by terrorism, war, natural disasters or general economic downturn. Additional information regarding these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements is contained in Navigant’s annual report on Form 10-K for the year ended December 25, 2005, and in Navigant’s other Securities and Exchange Commission (“SEC”) filings, including its filings on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and Navigant and Carlson Wagonlit Travel undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Conference Call and Webinar

CWT and Navigant will hold a conference call and webinar today at 11:00 a.m. Eastern to discuss this morning’s announcement. To participate in the call, dial 1-800-762-8779. International callers should dial 480-629-9031. The webinar can be simultaneously accessed at https://www.livemeeting.com/cc/carlsoncompanies/join?id=WJKDK2&role=att end&pw=attend. For the webinar, the meeting Identification will be “WJKDK2” and the meeting key will be “attend”. Additionally, a replay of the conference call will be available at www.navigant.com.

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Media Contacts for Carlson Wagonlit Travel:

Kim Derderian	Laurie Alexander
Carlson Wagonlit Travel, Global	Carlson Wagonlit Travel, North America
+33 (0)1 41 33 60 44	+1 763-212-2079
kderderian@carlsonwagonlit.com	lalexander@carlsonwagonlit.com

Jacquie Lindsay	Martha Constantinesco
Carlson Wagonlit Travel, Asia Pacific	Carlson Wagonlit Travel, Europe
+65 6511 9216	+33 (0) 1 41 33 68 94
jlindsay@carlsonwagonlit.com	mconstantinesco@carlsonwagonlit.fr

Media Contacts for TQ3Navigant:

Keith Taylor,	Richard Furness
TQ3 Navigant, Global & North America	Navigant Europe
+1 303-925-3187	+44 (0) 207 950 2470
Keith.Taylor@tq3navigant.com	Richard.Furness@navigant.com

Ross Irving
TQ3Navigant Asia Pacific
+61 (2) 9213 4411
Ross.Irving@tq3navigant.com.au